Exhibit 4.1


            FIRST AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT

         THIS FIRST AMENDMENT, dated as of December 11, 1997 (the "First Amendment") to the Amended and Restated Rights Agreement, dated as of August 20, 1997 (the "Agreement"), is made between Lawyers Title Corporation, a Virginia corporation (the "Company"), and Wachovia Bank, N.A. (the "Rights Agent").

         The Company and the Rights Agent desire to amend the Agreement pursuant to and in accordance with Section 27 thereof, as set forth herein. Accordingly, the parties hereto agree as follows:

          1.      Section 1(a) of the Agreement is amended to read as follows:

                           (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares (as such term is hereinafter defined) of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding anything in this Agreement to the contrary, RIC (as such term is hereinafter defined) and any Affiliate of RIC shall not be, or be deemed to be, an Acquiring Person by virtue of (i) the approval, execution, delivery or performance of the Stock Purchase Agreement (as such term is hereinafter defined) or the Voting and Standstill Agreement (as such term is defined in the Stock Purchase Agreement), (ii) the approval, execution, delivery or performance of the Amended and Restated Stock Purchase Agreement (as such term is hereinafter defined) or the Voting and Standstill Agreement (as such term is defined in the Amended and Restated Stock Purchase Agreement), or (iii) the acquisition of the Transaction Shares (as such term is hereinafter defined) by RIC or any Affiliate of RIC; provided, however,



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                  that in the  event RIC or any  Affiliate  of RIC  becomes  the
                  Beneficial Owner of any Common Shares of the Company or of any Series B Preferred Shares (as such term is hereinafter defined) other than the Transaction Shares, the provisions of
                  this  sentence   (other  than  this  proviso)   shall  not  be
                  applicable. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph
                  (a), has become such inadvertently, and such Person (or its Affiliate or Associate, as the case may be) divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

          2. The following Section 1(b.1) is added to the Agreement between Sections 1(b) and 1(c) of such Agreement:

                           (b.1)   "Amended   and   Restated    Stock   Purchase
                  Agreement" shall mean the Amended and Restated Stock Purchase Agreement by and among the Company, LTIC, RIC and Reliance dated as of December 11, 1997.

          3. Section 1(p) of the Agreement is amended by revising the second sentence of such Section to read as follows:

                  Notwithstanding anything in this Agreement to the contrary, neither (i) the approval, execution, delivery or performance of the Stock Purchase Agreement or the Voting and Standstill Agreement (as such term is defined in the Stock Purchase Agreement), (ii) the approval, execution, delivery or performance of the Amended and Restated Stock Purchase Agreement or the Voting and Standstill Agreement (as such term is defined in the Amended and Restated Stock Purchase Agreement), nor (iii) the acquisition of the Transaction Shares by RIC or any Affiliate of RIC, shall cause, or be deemed to cause, a Shares Acquisition Date to occur; provided, however, that in the event RIC or any Affiliate of RIC becomes the Beneficial Owner of any Common Shares of the Company or of any Series B Preferred Shares other than the Transaction Shares, the provisions of this sentence (other than this proviso) shall not be applicable.

          4.      Section 1(s) of the Agreement is amended to read as follows:

                           (s) "Transaction Shares" shall mean (i) the Company's Common Shares and Series B Preferred Shares acquired by RIC or any Affiliate of RIC pursuant to the Amended and Restated Stock Purchase



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

                  Agreement or pursuant to Section 4.2 of the Voting and Standstill Agreement (as such term is defined in the Amended and Restated Stock Purchase Agreement), (ii) the Company's Common Shares acquired by RIC or any Affiliate of RIC upon conversion of the Series B Preferred Shares in accordance with the terms of the Series B Preferred Shares, and (iii) the Company's Common Shares acquired by RIC or any Affiliate of RIC as a result of corporate action taken by the Board of Directors of the Company with respect to any pro rata distribution of Common Shares in connection with any stock split, stock dividend, recapitalization, reclassification or similar transaction.

         5. Section 3(a) of the Agreement is amended by revising the provisos to the first sentence of such Section to read as follows:

                  provided,  however,  that  notwithstanding  anything  in  this
                  Agreement to the contrary, neither (i) the approval, execution, delivery or performance of the Stock Purchase Agreement or the Voting and Standstill Agreement (as such term is defined in the Stock Purchase Agreement), (ii) the approval, execution, delivery, or performance of the Amended and Restated Stock Purchase Agreement or the Voting and Standstill Agreement (as such term is defined in the Amended and Restated Stock Purchase Agreement), nor (iii) the acquisition of the Transaction Shares by RIC or any Affiliate of RIC shall cause, or be deemed to cause, a Distribution Date to occur; provided, however, that in the event of RIC or any Affiliate of RIC becomes the Beneficial Owner of any Common Shares of the Company or of any Series B Preferred Shares other than the Transaction Shares, the provisions of the foregoing proviso to this sentence (other than this second proviso) shall not be applicable.

         6. Section 11(a)(ii) of the Agreement is amended by revising the last sentence of the first paragraph of such Section to read as follows:

                  Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 11(a)(ii) (other than the proviso contained in this sentence) shall not apply to (i) the approval, execution, delivery or performance of the Stock Purchase Agreement or the Voting and Standstill Agreement (as such term is defined in the Stock Purchase Agreement), (ii) the approval, execution, delivery or performance of the Amended and Restated Stock Purchase Agreement or the Voting and Standstill Agreement (as such term is defined in the Amended and Restated Stock Purchase Agreement), or (iii) the acquisition of the Transaction Shares by RIC or any Affiliate of RIC; provided, however, that in the event RIC or any Affiliate of RIC becomes the Beneficial Owner of any Common Shares of the Company or of any Series B Preferred Shares other than the



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

                  Transaction Shares, the provisions of this Section 11(a)(ii) shall be applicable.

         7. Section 13 of the Agreement is amended by revising the last sentence of such Section to read as follows:

                  Notwithstanding anything in this Agreement to the contrary, this Section 13 (other than the proviso contained in this sentence) shall not apply to (i) the approval, execution, delivery or performance of the Stock Purchase Agreement or the Voting and Standstill Agreement (as such term is defined in the Stock Purchase Agreement), (ii) the approval, execution, delivery or performance of the Amended and Restated Stock Purchase Agreement or the Voting and Standstill Agreement (as such term is defined in the Amended and Restated Stock
                  Purchase Agreement), or (iii) the acquisition of the Transaction Shares by RIC or any Affiliate of RIC; provided, however, that in the event RIC or any Affiliate of RIC becomes the Beneficial Owner of any Common Shares of the Company or of any Series B Preferred Shares other than the Transaction Shares, the provisions of this Section 13 shall be applicable.

         8. Section 24(a) of the Agreement is amended by revising the last sentence of such Section to read as follows:

                  Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 24(a) (other than the proviso contained in this sentence) shall not apply to (i) the approval, execution, delivery or performance of the Stock Purchase Agreement or the Voting and Standstill Agreement (as such term is defined in the Stock Purchase Agreement), (ii) the approval, execution, delivery or performance of the Amended and Restated Stock Purchase Agreement or the Voting and Standstill Agreement (as such term is defined in the Amended and Restated Stock Purchase Agreement, or (iii) the acquisition of the Transaction Shares by RIC or any Affiliate of RIC; provided, however, that in the event RIC or any Affiliate of RIC becomes the Beneficial Owner of any Common Shares of the Company or of any Series B Preferred Shares other than the Transaction Shares, the provisions of this
                  Section 24(a) shall be applicable.

         9.       Section 34 of the Agreement is amended to read as follows:

                           Effective  Time. This Agreement shall be deemed to be
                  in full force and effective immediately prior to the execution and delivery of the Stock Purchase Agreement.



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

         10. This First Amendment to Amended and Restated Rights Agreement shall be deemed to be in full force and effective immediately prior to the execution and delivery of the Amended and Restated Stock Purchase Agreement. Except as amended hereby, the Amended and Restated Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         11. Unless otherwise defined herein, all defined terms used herein shall have the same meanings given to them in the Amended and Restated Rights Agreement.

         12. This First Amendment to Amended and Restated Rights Agreement shall be deemed to be a contract made under the laws of the Commonwealth of Virginia and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         13. This First Amendment to Amended and Restated Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The parties hereto acknowledge and agree that original signatures delivered by facsimile transmission shall be accepted as original to evidence execution of this First Amendment to Amended and Restated Rights Agreement.

         14. In all respects not inconsistent with the terms and provisions of this First Amendment to Amended and Restated Rights Agreement, the Amended and Restated Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this First Amendment to Amended and Restated Rights Agreement, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Amended and Restated Rights Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Rights Agreement to be duly executed and attested, all as of the day and year first above written.



Attest:                                         LAWYERS TITLE CORPORATION


By:     ________________________                By:  ___________________________
Title:  ________________________                Title: _________________________



Attest:                                         WACHOVIA BANK, N.A.


By:     ________________________                By:  ___________________________
Title:  ________________________                Title: _________________________




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